Exhibit 10.9

PAYMENT AND THE EXERCISE OF REMEDIES WITH RESPECT TO THIS GUARANTY WILL BE SUBJECT TO THE TERMS AND PROVISIONS SET FORTH IN THE SUBORDINATION PROVISIONS SET FORTH IN SECTION 8 HEREIN, AND PAYMENT WITH RESPECT TO THIS GUARANTY IS SUBORDINATE IN RIGHT OF PAYMENT TO SENIOR DEBT (AS DEFINED BELOW).

SUBORDINATED GUARANTY

This SUBORDINATED GUARANTY (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of February 22, 2008, is made by the persons listed on the signature pages hereof under the caption “Subsidiary Guarantors” and the Additional Guarantors (as defined in Section 16(b)) (such persons so listed and the Additional Guarantors being, collectively, the “Guarantors” and, individually, each a “Guarantor”) in favor of the Holder (as defined below).

PRELIMINARY STATEMENT. Aldabra 2 Acquisition Corp., a Delaware corporation (to be renamed as Boise Inc.) (the “Borrower”), has issued and delivered a Promissory Note, dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Note”) in favor of Boise Cascade, L.L.C., a Delaware limited liability company (“BC LLC”; BC LLC, together with its registered assigns or transferees, collectively, the “Holder”).  Capitalized terms used, but not otherwise defined, herein shall have the meanings given to such terms in the Note.  Each Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Note.  It is a requirement of the Note that each Guarantor shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce BC LLC to accept the Note, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

1.             Guaranty of Obligations.  Subject to the provisions of Section 2 of this Guaranty, Guarantors jointly and severally hereby irrevocably and unconditionally guarantee to Holder the due and punctual payment in full of all obligations of every nature of the Borrower under the Note, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower would have accrued thereon, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise, in each case when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

2.             Contribution by Guarantors.  All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed.  “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code (together with any successor statutes, the “Bankruptcy Code”) or any comparable applicable provisions of state law; provided, that solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor.  “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 2.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor.  The allocation among Contributing Guarantors of their obligations as set forth in this Section 2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.  Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 2.

3.             Payment by Guarantors.  Subject to Section 2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which Holder may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code,  Guarantors will upon demand pay, or cause to be paid, in cash, to Holder, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Holder as aforesaid.

4.             Liability of Guarantors Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations (other than contingent obligations for which no claim has been made).  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)          this Guaranty is a guaranty of payment when due and not of collectability;

(b)          this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(c)   Holder may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and Holder with respect to the existence of such Event of Default;

(d)          the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(e)          payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid; without limiting the generality of the foregoing, if Holder is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(f)           Holder, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Holder in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Holder may have against any such security, in each case as Holder in its discretion may determine consistent herewith and with any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Note or any related documents (collectively, the “Note Documents”); and

(g)          this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations (other than contingent obligations for which no claim has been made)), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Note Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, of any of the Note Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or of the Note Documents or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the Note Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though Holder might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) Holder’s consent to the change, reorganization or termination of the corporate structure or existence of Parent Sub or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses (other than payment in full of the Guaranteed Obligations (other than contingent obligations for which no claim has been made)), set offs or counterclaims which Borrower may allege or assert against Holder in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

5.             Waivers by Guarantors.  Each Guarantor hereby waives, to the extent permitted by applicable law, for the benefit of Holder: (a) any right to require Holder, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Holder in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of Holder whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations (other than contingent obligations for which no claim has been made); (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Holder’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence, bad faith or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Holder protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or under any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

6.             Guarantors’ Rights of Subrogation, Contribution, etc.  Until the Guaranteed Obligations (other than contingent obligations for which no claim has been made) shall have been paid in full, each Guarantor hereby waives, to the extent permitted by applicable law, its right to enforce any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that Holder now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Holder.  In addition, until the Guaranteed Obligations (other than contingent obligations for which no claim has been made) shall have been paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 2.  Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Holder may have against Borrower, to all right, title and interest Holder may have in any such collateral or security, and to any right Holder may have against such other guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations (other than contingent obligations for which no claim has been made) shall not have been paid in full, such amount shall be held in trust for Holder and shall forthwith be paid over to Holder to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.             Subordination of Other Obligations.  Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Holder and shall forthwith be paid over to Holder to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

8.             Subordination to Senior Debt.

(a)          Holder, by accepting this Guaranty, agrees that this Guaranty and the obligations of each Guarantor hereunder shall be subordinated in right of payment to all Senior Debt to the extent and in the manner provided in this Section 8.  “Senior Debt” means all principal of, premium (if any), interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower would have accrued thereon, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding) on, and any and all other fees, expense reimbursement obligations, and other amounts due pursuant to the terms of (i) the 1st Lien Loan Agreement and the “Credit Documents” (as such term or any similar term is defined in the 1st Lien Loan Agreement) (collectively, the “1st Lien Loan Documents”) and (ii) the 2nd Lien Loan Agreement and the “Credit Documents” (as such term or any similar term is defined in the 2nd Lien Loan Agreement) (collectively, the “2nd Lien Loan Documents” and, together with the 1st Lien Loan Documents, the “Senior Loan Documents”), together with all obligations in respect of “Hedge Agreements” and “Treasury Services Agreements” (as defined in the 1st Lien Loan Agreement).

(b)          In the event that (i) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Guarantor, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Guarantor or with respect to a material portion of their respective assets; (iii) any liquidation, dissolution, reorganization or winding up of any Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than as permitted under Section 6.8 of the 1st Lien Loan Agreement or Section 6.8 of the 2nd Lien Loan Agreement); or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Guarantor (each, an “Insolvency Event”) occurs, then:

(i)          except with respect to Reorganized Subordinated Securities, the holders of Senior Debt shall be entitled to receive payment in full on all Senior Debt before Holder is entitled to receive any payment on account of principal, interest, fees, charges or other amounts due (or past due) upon or in respect of this Guaranty, and the holders of Senior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities or by set off or otherwise, which may be payable or deliverable in any such proceedings in respect of this Guaranty; and

(ii)         except with respect to Reorganized Subordinated Securities, any payment or distribution of assets of Borrower, of any kind or character, whether in cash, property or securities, to which Holder would be entitled except for the provisions of this Section 3(b) shall be paid or delivered by the applicable Guarantor directly to the holders of Senior Debt or their duly appointed agents for application of payment according to the priorities of such Senior Debt and ratably among the holders of any class of Senior Debt, for application in payment thereof until all Senior Debt shall have been paid in full.

When used herein, “Reorganized Subordinated Securities” means any debt or equity securities of any Guarantor or any other Person that are distributed to Holder in respect of the obligations under this Guaranty pursuant to a confirmed plan of reorganization or liquidation or adjustment; provided that (i) any such securities are subordinated to the Senior Debt (or any debt securities issued in substitution of all or any portion of the Senior Debt) to at least the same extent and in the same manner as the obligations of the Guarantors under this Guaranty are subordinated to the Senior Debt pursuant to this Section 8 and (ii) any such debt securities do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Senior Debt has at least the same benefit of the obligation of such Person and the obligations of such Person to Holder are subordinated to the same extent and in the same manner as the obligations of the Guarantors.

(c)          In any proceedings with respect to any Insolvency Event, the holders of Senior Debt are authorized:

(i)          to accept and execute receipts for any payment or distribution made with respect to this Guaranty and to apply such payment or distribution to the payment of the Senior Debt; and

(ii)         to take any action and to execute any instruments necessary to effectuate the foregoing, either in the name of the holders of Senior Debt or in the name of Holder as the attorney in fact of Holder.

(d)          Unless the requisite holders of Senior Debt otherwise consent, no payment of principal, interest, fees, charges or other amounts due (or past due) shall be made upon or in respect of this Guaranty until the Senior Debt shall have been paid in full.  Guarantors shall notify Holder in writing of the occurrence of a Blockage Event on or prior to the date on which any payment is due, but that failure to do so shall not affect or impair the subordination provisions hereof.  The existence of a Blockage Event shall not render any amount otherwise due and payable hereunder not due and payable.

(e)          The administrative agent under the 1st Lien Loan Agreement (together with its successors and permitted assigns, the “First Lien Administrative Agent”) and the administrative agent under the 2nd Lien Loan Agreement (together with its successors and permitted assigns, the “2nd Lien Administrative Agent”) shall be third party beneficiaries of this Section 8 and no amendment or modification of the terms of Section 8 of this Guaranty shall be effective against the First Lien Administrative Agent, the 2nd Lien Administrative Agent or any Person who was a holder of Senior Debt prior to or at the time of such amendment or modification unless the 1st Lien Administrative Agent (if any Senior Debt or commitment to extend Senior Debt in respect of the 1st Lien Loan Agreement and the “Credit Documents” (as such term or any similar term is defined in the 1st Lien Loan Agreement) is then outstanding) and the 2nd Lien Administrative Agent (if any Senior Debt in respect of the 2nd Lien Loan Agreement and the “Credit Documents” (as such term or any similar term is defined in the 2nd Lien Loan Agreement is then outstanding) so consents.

(f)           Subject to Section 15 of this Guaranty,

(i)          the holders of Senior Debt may, at any time, in their discretion, renew, amend, extend or otherwise modify the terms and provisions of Senior Debt so held or exercise any of their rights under the Senior Debt including, without limitation, the waiver of defaults thereunder and the amendment of any of the terms or provisions thereof (or any notice evidencing or creating the same), all without notice to or assent from Holder; and

(ii)         no compromise, alteration, amendment, renewal or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, any terms, covenants or conditions of the Senior Debt (or any instrument evidencing or creating the same), whether or not such compromise, alteration, amendment, renewal, change, waiver, consent or other action is in accordance with the provisions of the Senior Debt (or any instrument evidencing or creating the same), shall in any way alter or affect any of the subordination provisions of this Guaranty.

(g)          If, notwithstanding the provisions of Section 8 of this Guaranty, any payment or distribution of any character (whether in cash, securities or other property other than Reorganized Subordinated Securities) shall be received by Holder in contravention of this Section 8 and before all the Senior Debt shall have been paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to, the holders of Senior Debt or their duly appointed agents for application of payment according to the priorities of such Senior Debt and ratably among the holders of any class of Senior Debt.  Any such payments received by Holder and delivered to the holders of the Senior Debt shall be deemed not to be a payment on this Guaranty for any reason whatsoever and the indebtedness under this Guaranty shall remain as if such erroneous payment had never been paid by Borrower or received by Holder.  In the event of the failure of any holder of this Guaranty to endorse or assign any such payment or distribution, each holder of any Senior Debt is hereby irrevocably authorized to endorse or assign the same.

(h)          No present or future holder of Senior Debt shall be prejudiced in its right to enforce the provisions of this Section 8 by any act or failure to act on the part of any Guarantor.

(i)           If there shall have occurred and be continuing or there would exist as a result of such a payment or distribution any event of default under any of the terms of any agreement relating to, or instrument evidencing, any Senior Debt, which (whether with or without notice, lapse of time or both) would permit the holder of such Senior Debt to accelerate all or any portion of such Senior Debt (each, a “Blockage Event”) and following notification thereof to Holder from Borrower, any Guarantor or an authorized representative of the holders of Senior Debt, Holder shall not take or continue any action, or exercise or continue to exercise any rights, remedies or powers under the terms of this Guaranty, or exercise or continue to exercise any other right or remedy at law or equity that such holder might otherwise possess, to collect any amount due and payable in respect of this Guaranty, including, without limitation, demand for payment under this Guaranty, the commencement of any foreclosure on any lien or security interest, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction, unless and until the earliest of (x) the Senior Debt shall have been fully and finally paid, (y) no Blockage Event then exists and is continuing or (z) 365 days after the Maturity Date (the “Standstill Period”).  Notwithstanding the foregoing, Holder shall be entitled to:

(i) accelerate the obligations under this Guaranty if all Senior Debt has been accelerated, provided, that if the acceleration of all Senior Debt is rescinded, Holder shall be deemed to have automatically rescinded its acceleration of the obligations under this Guaranty;

(ii)         file a claim or statement of interest with respect to the obligations under this Guaranty; provided that an Insolvency Event has occurred with respect to a Guarantor;

(iii)        file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Holder, in each case in accordance with the terms of this Section 8;

(iv)        file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Guarantors arising in connection with any Insolvency Event or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Section 8;

(v)         vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Section 8, with respect to the obligations under this Section 8; and

(vi)        exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period.

(j)           If any payment or distribution to which any holder of this Guaranty would otherwise have been entitled but for the provisions of this Section 3 shall have been applied, pursuant to the provisions of this Section 3, to the payment of Senior Debt, then and in such case and to such extent, Holder, following payment in full of the Senior Debt, shall be subrogated to and entitled to receive any and all further payments or distributions applicable to Senior Debt.

(k)          Holder agrees not to initiate or prosecute or encourage any other Person to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of the claim of any holder of Senior Debt, (ii) challenging the enforceability of any liens or security interests in assets securing any Senior Debt, (iii) asserting any claims which any Guarantor may hold with respect to any holder of Senior Debt or (iv) asserting that the obligations under this Guaranty and the Senior Debt should be the same voting class in any Insolvency Event proceeding.

(l)           The provisions of this Section 8 are solely for the purpose of defining the relative rights of the holders of Senior Debt, on the one hand, and Holder on the other, against Borrower and its assets, and nothing herein is intended to or shall impair, as between Borrower and Holder, the obligations under this Guaranty which are absolute and unconditional, to pay to the holder the Guaranteed Obligations as and when they become due and payable in accordance with the terms of the Note, or is intended to or will affect the relative rights of Holder and creditors of any Guarantor other than the holders of the Senior Debt, nor, except as provided in this Section 8, will anything herein or therein prevent Holder from exercising all remedies otherwise permitted by applicable law upon default under this Guaranty subject to the rights, if any, under this Section 8 of the holders of Senior Debt in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy and subject to this Section 8.

9.             Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations (other than contingent obligations for which no claim has been made) shall have been paid in full.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

10.           Authority of Guarantors or Borrower.  It is not necessary for Holder to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

11.           Financial Condition of Borrower.  Any extension of credit may be made to Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation.  Holder shall not have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower.  Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Note Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of Holder to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by Holder.

12.           Bankruptcy, etc.

                (a)           So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Holder, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor.  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

                (b)           Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Holder that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Holder, or allow the claim of Holder in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

                (c)           In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Holder as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

13.           Discharge of Guaranty Upon Sale of Guarantor.  If all of the Equity Securities of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions of the Loan Documents (as in effect on the date hereof) and all guarantee obligations of such Guarantor or successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by Holder or any other Person effective as of the time of such sale of such Equity Securities (including by merger or consolidation) if the guarantee obligations of such Guarantor under all of the Loan Documents are released at such time.

14.           Payments Free and Clear of Taxes, Etc.  Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made by wire transfer of immediately available funds free and clear of, and without deduction or withholding, for any taxes or any other matter.

15.           Covenants.

                (a)           Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the then applicable terms, covenants and agreements set forth in the Note on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such subsidiaries to perform or observe.

                (b)           The 1st Lien Loan Documents and the 2nd Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms and the Indebtedness under each of the 1st Lien Loan Documents and the 2nd Lien Loan Documents may be Refinanced, in each case, without notice to or the consent of Holder, all without affecting the subordination or other provisions of this Guaranty; provided, however, that any such amendment, restatement, supplement, modification or Refinancing shall not, without the consent of Holder, other than by operation of Section 8 hereof, prohibit the Guarantors from paying to Holder (or distributing funds to Borrower to pay to Holder) all amounts due in respect of the Note on the scheduled maturity of the Note.

16.           Amendments, Guaranty Supplements, Etc.

                                (a)           No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Holder and, in the case of an amendment, the Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                                (b)           The Note requires that certain Subsidiaries created or acquired after the date hereof become Guarantors under this Guaranty (so long as any such Subsidiary is or would otherwise become a Credit Party).  Upon the execution and delivery by any person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), (i) such person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guaranty”,

“hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Subsidiary Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

                17.           Notices, Etc.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Guaranty shall be given in the manner provided for in, and shall be effective in accordance with the terms of, the Note and shall be given to any Guarantor, addressed to it in care of Borrower at Borrower’s address pursuant to the terms of the Note.

                18.           No Waiver; Remedies.  No failure on the part of Holder to exercise, and no delay by Holder in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                19.           Right of Set-off.  Upon the occurrence of any Event of Default, but subject to the subordination provisions in Section 8, Holder and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all funds at any time held and other obligations at any time owing by Holder or such affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor under this Guaranty now or hereafter existing under the Note Documents, irrespective of whether Holder shall have made any demand under this Guaranty or any other Note Document and although such obligations may be unmatured or contingent.  Holder agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of Holder and each of its affiliates under this Section 19 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Holder and such affiliates may have.

                20.           Assignments of the Note.  Holder may, without the consent of any Guarantor, assign or otherwise transfer all or any portion of the Note and its rights and obligations thereunder and, effective upon any such assignment or transfer, all of the rights of the Holder under this Guaranty shall, with respect to the portion of the Note so assigned or transferred (but not with respect to the portion of the Note retained by such Holder), automatically and without further action on the part of any party hereto be assigned to such subsequent holder.  After any such assignment or transfer, all references to “Holder” hereunder shall be deemed references (i) with respect to the portion of the Note retained by the Holder in such assignment or transfer, to the Holder as of immediately prior to such assignment or transfer and (ii) with respect to the portion of the Note assigned or transferred by the Holder in such assignment or transfer, to the assignee or transferee in such assignment or transfer.  This Section 20 shall be construed broadly such that indirect assignees or transferees of the original Holder of the Note shall also be assigned   the rights of a Holder under this Guaranty with respect to the portion of the Note so transferred or assigned.  At any time, upon the written request of a Holder, each Guarantor shall execute and deliver to a Holder a guaranty in substantially the form of this Guaranty, with respect to the portion of the Note so held by such Guarantor; provided that failure to execute and deliver such Guaranty shall in no way limit or extinguish the rights of such subsequent Holder under this Guaranty.  No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Holder.

                21.           Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Guaranty, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                22.           Jury Trial Waiver.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER NOTE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

                23.           Execution in Counterparts.  This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Guaranty by telecopier or electronic transmission (in pdf format) shall be effective as delivery of an original executed counterpart of this Guaranty.

                24.           Costs of Collection.  The Guarantors agree to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, costs of collection and court costs, incurred or paid by any Holder and/or any of its Affiliates in connection with this Guaranty.

* * * * * * * *

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

“Subsidiary Guarantors”:

Aldabra Sub LLC

By: Aldabra Holding Sub LLC, its sole member

By:	/s/ Jason G. Weiss
Name:	Jason G. Weiss
Title:	Chief Executive Officer

Boise Paper Holdings, L.L.C.

By:	/s/ Karen E. Gowland
Name:	Karen E. Gowland
Title:	Vice President

Aldabra Holding Sub LLC

By:	/s/ Jason G. Weiss
Name:	Jason G. Weiss
Title:	Chief Executive Officer

Boise White Paper, L.L.C.

By:	/s/ Karen E. Gowland
Name:	Karen E. Gowland
Title:	Vice President

Boise Packaging & Newsprint, L.L.C.

By:	/s/ Karen E. Gowland
Name:	Karen E. Gowland
Title:	Vice President

Boise Cascade Transportation Holdings Corp.

By:	/s/ Karen E. Gowland
Name:	Karen E. Gowland
Title:	Vice President

Boise White Paper Sales Corp.

By:	/s/ Karen E. Gowland
Name:	Karen E. Gowland
Title:	Vice President

Boise White Paper Holdings Corp.

By:	/s/ Karen E. Gowland
Name:	Karen E. Gowland
Title:	Vice President

International Falls Power Company

By:	/s/ Karen E. Gowland
Name:	Karen E. Gowland
Title:	Vice President

Minnesota, Dakota & Western Railway Company

By:	/s/ Karen E. Gowland
Name:	Karen E. Gowland
Title:	Vice President

Bemis Corporation

By:	/s/ Karen E. Gowland
Name:	Karen E. Gowland
Title:	Vice President

BC China Corporation

By:	/s/ Karen E. Gowland
Name:	Karen E. Gowland
Title:	Vice President

B C T, INC

By:	/s/ Karen E. Gowland
Name:	Karen E. Gowland
Title:	Vice President

Continuation of Signature Page to Subsidiary Guaranty

Exhibit A
To The
Subordinated Guaranty

FORM OF SUBSIDIARY GUARANTY SUPPLEMENT

                       ,

Boise Paper Holdings, L.L.C.
1111 West Jefferson Street, Suite 200
Boise, Idaho  83702-5388
Attention:  Chief Financial Officer

Boise Inc.

Promissory Note dated February 22, 2008 (the “Note”)

Ladies and Gentlemen:

We refer to (i) the Note and (ii) the Subordinated Guaranty of [Name of Original Guarantor(s)] referred to therein (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Guaranty”).  The capitalized terms defined in the Guaranty or in the Note and not otherwise defined herein are used herein as therein defined.

Section 1.  Guaranty.  Subject to the provisions of Section 2 of the Guaranty, the undersigned jointly and severally together with all other Guarantors hereby irrevocably and unconditionally guarantee to Holder the due and punctual payment in full of the Guaranteed Obligations.

Section 2.  Obligations Under the Guaranty.  The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder.  The undersigned further agrees, as of the date first above written, that each reference in the Guaranty to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Note Document to a “Credit Party” shall also mean and be a reference to the undersigned.

Section 3.  Delivery by Telecopier.  Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier or electronic transmission (in pdf format) shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

Section 4.  Governing Law; Jury Trial Waiver.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Guaranty Supplement, even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF

ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY SUPPLEMENT, THE GUARANTY OR ANY OTHER NOTE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By
Title: